Exhibit 99.1

 First Quarter 2013Earnings Conference Call  May 1, 2013

 Safe Harbor Statement  Information set forth in this presentation contains financial estimatesand other forward-looking statements that are subject to risks anduncertainties; therefore, actual results might differ materially from suchstatements, whether as a result of new information, future events orotherwise. You are cautioned not to place undue reliance on theseforward-looking statements. A discussion of factors that may effectfuture results is contained in HickoryTech's filings with the Securitiesand Exchange Commission. HickoryTech disclaims any obligation toupdate and revise statements contained in this presentation based onnew information or otherwise. This presentation also contains certainnon-GAAP financial measures. Reconciliations of these non-GAAPmeasures to the most directly comparable GAAP measures areavailable in this presentation.  *

 1Q13 Summary  First Quarter 2013 compared to First Quarter 2012Revenue totaled $48.8 M, +4%Fiber and Data revenue +24%Equipment Segment revenue -1%Telecom revenue -6%1Q13 included a $633K pre-tax asset impairment charge related to a portion of the assets acquired with the IdeaOne acquisition ($380,000 after tax charge) Operating income totaled $3.9 M, -27% Net income totaled $1.6 M, -29% Company purchased and retired approximately 53,000 shares ofHickoryTech stock in 1Q13  *

 Consolidated Revenue  1Q13 compared to 1Q12Fiber and Data revenue +24% Equipment Segment revenue -1%Telecom revenue -6%  ($ in millions)  *  Revenue +4%

 Revenue by Segment  Fiber and Data revenue +24%   ($ in millions) before intersegment eliminations  Equipment  Fiber and Data  Telecom  Equipment Segment revenue -1%  Telecom revenue -6%  1Q13 revenue compared to 1Q12:  *

 Revenue Diversification  79% of 1Q13 revenue is from Business & Broadband Services  Equipment  Fiber & Data  Telecom  Broadband revenue is included in Telecom Segment.  *

 Earnings and Income  ($ in millions)  Operating Income  Operating Income decreased 27% from 1Q12, primarily due to depreciation1Q13 includes a $633K asset impairment charge  EPS decreased 29% from 1Q121Q13 includes a $0.03 impact of asset impairment charge  Diluted EPS  *

 Stock Repurchase Summary  August 2011 – Company announced a stock repurchase plan up to $3 million of HickoryTech stock with no specified expiration date.  Date  HTCO Shares  Amount  1Q13  52,647  $526,914  2011  36,248  $324,180  Total  88,895  $851,094  *

 Fiber Network Expansion  Five-state regional fiber network includes 4,100 fiber route miles Focus on expanding distribution networks  *

 Debt Balance  *  $5.5M reduction from 1Q122.9 debt to EBITDA ratio   Idea One Acquisition

 2013 Fiscal Outlook  Guidance as provided in 4Q12 earnings release on March 5, 2013.   2013 Guidance  2012   2013 Guidance Change Y/Y  Revenue  $183 M  (2%) to 3%  EBITDA  $46 M  2% to 8%  Net Income  $8.3 M  (7%) to 14%  Diluted EPS  $0.61  (7%) to 13%  Capital Expenditures  $30 M  (20%) to (6%)  Debt  $137 M  (3%) to (1%)  *

 2013 Priorities  Build Enventis brand to grow business servicesModerate Telecom spending and increase bundle penetrationCapitalize on past investments and continue to invest efficiently, target on-network salesManage free cash flow and costsImprove customer experienceDeliver shareholder value  *

 Key Strategic Initiatives  Strategic Growth through organic and external growth  *

 HickoryTech Investment Strengths  Diverse revenue streams / markets, emerging growth through business revenue stream and fiber network expansion  65+ years of dividend return, yield 6%Increased dividend in 2012, 2011 and 2010  Experienced company with 115-year track record of financial stability   Strong cash flow, strong balance sheet, high level of recurring revenue   Focused on doubling the value of HickoryTech by growing EBITDA, strategic services, managing debt  *

 Supplemental Financial Information  Reconciliation of Non-GAAP Measures  Appendix  *

 Supplemental Financial Information  Reconciliation of Non-GAAP Measures  Appendix  *